EIGHTH AMENDMENT TO CREDIT AGREEMENT
THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT is entered into as of June 30, 2016 among COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and as a Lender, and BANK OF AMERICA, N.A., as a Lender.
RECITALS
Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated June 15, 2010 (as previously amended, the “Credit Agreement”) and desire to amend the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Lenders hereby agree as follows:
1.    Amendment of Section 7.2. Section 7.2 of the Credit Agreement is amended and replaced in its entirety to read as follows:
7.2    INDEBTEDNESS
Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Indebtedness, except (a) the Obligations; (b) Indebtedness of Borrower, other than the Obligations, that does not exceed $75,000,000 in the aggregate at any time outstanding; and (c) intercompany Indebtedness of the Subsidiaries (which intercompany Indebtedness shall not be considered an “Investment” for purposes of Section 7.5).
2.    Ratification. Except as otherwise provided in this Eighth Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.
3.    One Agreement. The Credit Agreement, as modified by the provisions of this Eighth Amendment, shall be construed as one agreement.
4.    Effective Date. This Eighth Amendment shall be effective retroactively to June 15, 2010.
5.    Counterparts. This Eighth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Eighth Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.

IN WITNESS WHEREOF, this Eighth Amendment to Credit Agreement has been duly executed and delivered as of the date first written above.

BORROWER:	COLUMBIA SPORTSWEAR COMPANY By: /S/ THOMAS B. CUSICK Title: Executive Vice President of Finance, CFO & Treasurer
ADMINISTRATIVE AGENT and LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /S/ JAMES L. FRANZEN James L. Franzen, Senior Vice President
LENDER:	BANK OF AMERICA, N.A. By: /S/ MICHAEL SNOOK Michael Snook, Senior Vice President

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR
Columbia Brands USA, LLC hereby (a) acknowledges receipt of a copy of the foregoing Eighth Amendment to Credit Agreement and consents to the modification of the Credit Agreement contained therein, (b)  reaffirms its obligations and waivers under its Continuing Guaranty dated as of June 15, 2010 and (c) acknowledges that its obligations under its Continuing Guaranty are legal, valid and binding obligations enforceable in accordance with their terms and that it has no defense, offset, claim or counterclaim with respect to any of its obligations thereunder.
IN WITNESS WHEREOF, Columbia Brands USA, LLC has duly executed and delivered this Consent and Acknowledgment as of June 30, 2016.

GUARANTOR:	COLUMBIA BRANDS USA, LLC By: /S/ THOMAS B. CUSICK Title: Executive Vice President & CFO